Exhibit 4.4

EXECUTION COPY

$151,000,000

PIH ACQUISITION CO.

10 3/4% SENIOR SUBORDINATED NOTES DUE 2013

PURCHASE AGREEMENT

September 16, 2005

CREDIT SUISSE FIRST BOSTON LLC
JEFFERIES & COMPANY, INC.,
   c/o Credit Suisse First Boston LLC
     Eleven Madison Avenue
       New York, New York 10010-3629

Dear Sirs:

1.                           Introductory. PIH Acquisition Co., a Delaware corporation (“PIH”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the “Purchasers”) U.S.$151,000,000 principal amount of their 10 3/4% Senior Subordinated Notes Due 2013 (the “Offered Securities”) to be issued under an indenture to be dated as of the Closing Date (as defined below) (the “Indenture”) among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as Trustee in a private transaction pursuant to Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”).

As part of the transactions described under the heading “The Transactions” in the Offering Document (as defined below), PIH, an affiliate of Genstar Capital Partners (“Genstar”) and the other equity investors (collectively with Genstar, the “Investors”), pursuant to that certain Agreement and Plan of Merger, dated July 16, 2005 (the “Merger Agreement”), by and among Panolam Holdings II Co., PIH, Panolam Industries Holdings, Inc. (“Holdings”) and TC Group, L.L.C., will merge (the “Acquisition”) with and into Holdings. Through a series of mergers (collectively, the “Mergers”), Holdings will ultimately be merged with and into Panolam Industries International, Inc. (the “Company”) and the Company and its subsidiaries will become direct or indirect wholly owned subsidiaries of Holdings. Upon consummation of the Acquisition and the Mergers, the Company, by operation of law, will assume all of PIH’s obligations under this Agreement, and the Company will be the issuer of the Offered Securities.

The Offered Securities will be, on the Closing Date (as defined below), guaranteed (the “Guarantees”) on a senior subordinated basis by each of the subsidiaries listed on Schedule B hereto (collectively, the “Guarantors”).

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement to be dated as of the Closing Date among the Company, the Guarantors and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors agree to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the exchange and/or resale of the Offered Securities under the Securities Act.

This Agreement (including the counterparts to be executed concurrently with the consummation of the Acquisition and the Mergers by the Company and the Guarantors), the Indenture, the Offered Securities, the Guarantees, the Exchange Securities (as defined in the Registration Rights Agreement), the Guarantees of the Exchange Securities and the Registration Rights Agreement are referred to in this Agreement collectively as the

“Operative Documents.” Those material agreements and instruments relating to the Transactions (including, but not limited to, the Merger Agreement, the agreements governing the Mergers, the New Credit Facility (as defined in the Offering Document) and all agreements pursuant to which the Equity Contribution (as defined in the Offering Document) is effected are referred to in this Agreement collectively as the “Transaction Agreements.” The Operative Documents and the Transaction Agreements are referred to in this Agreement collectively as the “Transaction Documents.”

References in this Agreement to the “Issuer” means, prior to the Acquisition and the Merger, PIH and, thereafter, the Company.

2.                           Representations and Warranties of the Issuer and the Guarantors. Each of the Issuer and Guarantors, jointly and severally, represents and warrants to, and agrees with, the several Purchasers that:

(a)                      A preliminary confidential offering circular and a confidential offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Issuer. Such preliminary confidential offering circular (the “Preliminary Offering Circular”) and confidential offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement, are hereinafter collectively referred to as the “Offering Document.” As of the date thereof, the Preliminary Offering Circular did not include, and on the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by the Purchasers through Credit Suisse First Boston LLC (“CSFB”) specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(b)                     Each of PIH and the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each of PIH and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of each of PIH and the Company and their subsidiaries taken as a whole (“Material Adverse Effect”).

(c)                      The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company.

(d)                     Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects except liens, encumbrances or defects to be in place on the Closing Date in connection with the New Credit Facility.

(e)                      PIH has been formed by the Investors or their affiliates in connection with the Acquisition. As of the date of this Agreement, PIH is a wholly owned subsidiary of Panolam Holdings II Co. and, as part of the Transactions, PIH ultimately will be merged with and into the

Company, with the Company as the surviving company. As of the date of this Agreement, PIH holds no material assets and has no material liabilities or other obligations, and for the period from the date of this Agreement to the Closing Date, PIH will hold no material assets and will have no material liabilities or other obligations, other than the Offered Securities issued on the Closing Date and the other Transaction Documents to which it is or will become a party. From the date of this Agreement to the Closing Date, PIH will not be engaged in any significant business activities other than as issuer of the Offered Securities and those incidental to closing the Transactions.

(f)                        The Indenture has been duly authorized by PIH, and immediately upon consummation of the Acquisition and the Mergers, will be duly authorized by the Company and the Guarantors; the Offered Securities have been duly authorized by PIH, and immediately upon consummation of the Acquisition and the Mergers, will be duly authorized by the Company and the Guarantors and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of PIH, and immediately upon consummation of the Mergers, the Company and the Guarantors, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. On the Closing Date, the Indenture will conform in all material respects as to legal matters to the description thereof in the Offering Circular.

(g)                     On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(h)                     The Exchange Securities will have been duly authorized by PIH, and immediately upon consummation of the Merger, will be duly authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Registered Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(i)                         Immediately upon consummation of the Acquisition and the Mergers, the Guarantees of the Offered Securities of each Guarantor will be duly authorized by such Guarantor. The Guarantee by each Guarantor of the Offered Securities, when issued will have been duly executed and delivered by such Guarantor and will conform to the description thereof contained in the Offering Circular. When the Guarantees are executed and delivered in accordance with the terms of the Indenture and when the Offered Securities have been issued, authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor with respect to the Offered Securities will be the valid and legally binding obligation of such Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j)                         Immediately upon consummation of the Acquisition and the Mergers, the Guarantee to be endorsed on the Exchange Securities by each Guarantor will be duly authorized by such Guarantor; and when issued, will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the Offering Circular. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the Guarantees of

each Guarantor with respect thereto will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(k)                      No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities and the Exchange Securities (as defined in the Registration Rights Agreement) or the issuance of the Guarantees or the guarantees related to the Exchange Securities by the Guarantors, the Company or PIH, as applicable, or the other transactions contemplated by the Transaction Documents, except (i) such as may be required under the blue sky or securities laws of any jurisdiction in which the Securities or the Exchange Securities are offered and sold and (ii) for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective.

(l)                         The execution, delivery and performance by each of PIH, the Company and the Guarantors (each to the extent a party thereto) of the Transaction Documents and compliance with the terms and provisions thereof and the consummation of the transactions contemplated thereby (including the issue and sale of the Offered Securities) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over PIH, the Company or the Guarantors or any of their properties, (ii) any agreement or instrument to which PIH, the Company or the Guarantors is a party or by which PIH, the Company or the Guarantors is bound or to which any of the properties of PIH, the Company or the Guarantors is subject or (iii) the charter or by-laws of PIH, the Company or the Guarantors, except, in the case of clause (i) and (ii), such breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect, and each of PIH, the Company and the Guarantors has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Exchange Securities and provide their respective Guarantees as contemplated by this Agreement and the Registration Rights Agreement.

(m)                   Except as described in the Offering Circular, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or any Guarantor or to require the Company or any Guarantor to include such securities with the Offered Securities and Guarantees registered pursuant to any Registration Statement other than as contemplated by the Registration Rights Agreement.

(n)                     This Agreement has been duly authorized, executed and delivered by PIH and, immediately upon consummation of the Acquisition and the Mergers, will be duly authorized, executed and delivered by the Company and the Guarantors.

(o)                     The Registration Rights Agreement has been duly authorized by PIH and, immediately upon the consummation of the Acquisition and the Mergers, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will constitute a valid and legally binding obligation of PIH and, immediately upon consummation of the Acquisition and Mergers, the Company and each of the Guarantors, enforceable against PIH in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. On the Closing Date, the Registration Rights Agreement will conform in all material respects as to legal matters to the description thereof in the Offering Circular.

(p)                     Each Transaction Agreement has been, or as of the Closing Date will have been, duly authorized, executed and delivered by PIH, the Company, the Guarantors and their respective subsidiaries (each to the extent a party thereto). Each Transaction Agreement conforms or will conform in all material respects to the descriptions thereof contained in the Offering Circular, and, assuming the due authorization, execution and delivery thereof by the other parties thereto each Transaction Agreement constitutes or will constitute a valid and legally binding obligation of each of PIH, the Company, the Guarantors and their respective subsidiaries (each to the extent a party thereto), enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(q)                     Except as disclosed in the Offering Circular, PIH, the Company and the Company’s subsidiaries have good and marketable title to all real properties and good title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, PIH, the Company and the Company’s subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(r)                        PIH, the Company and the Company’s subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to PIH, the Company and the Company’s subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s)                      No labor dispute with the employees of PIH, the Company or any of the Company’s subsidiaries exists or, to the knowledge of PIH or the Company, is imminent that would be reasonably likely to have a Material Adverse Effect.

(t)                        PIH, the Company and the Company’s subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to PIH, the Company or any of the Company’s subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(u)                     Except as disclosed in the Offering Circular, none of PIH, the Company or any of the Company’s subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and none of PIH, the Company or any of the Company’s subsidiaries is aware of any pending investigation that would lead to such a claim.

(v)                     Except as disclosed in the Offering Circular, there are no pending actions, suits or proceedings against or affecting PIH, the Company or any of the Company’s subsidiaries or any of their respective properties that if determined adversely to PIH, the Company or any of the Company’s Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of PIH, the Company or any of the Company’s subsidiaries to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, and to the Company’s knowledge, no such actions, suits or proceedings are threatened.

(w)                   The financial statements included in the Offering Circular present fairly the financial position of Holdings and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as disclosed in the Offering Circular; and the assumptions used in preparing the pro forma financial statements included in the Offering Circular provide a reasonable basis for presenting the significant effects directly attributable to the Transactions or events described therein and the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts, and except as disclosed in the Offering Circular in “Risk Factors—Risks Relating to Our Business—The unaudited pro forma financial data contained in this offering circular have been prepared without giving effect to the requirement that we allocate the purchase price to be paid in the Acquisition to our assets and liabilities based on their fair value, and are subject to further review and modification.” and “Unaudited Pro Forma Consolidated Financial Data”, the Pro Forma Financial Information complies as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of the Pro Forma Financial Information.

(x)                       Except as disclosed in the Offering Circular, since the date of the latest audited financial statements included in the Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Circular, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(y)                     None of PIH, the Company or the Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and none of PIH, the Company or the Guarantors is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Circular, will be an “investment company” as defined in the Investment Company Act.

(z)                       The statistical and market-related data in the Offering Circular are based on or are derived from sources that PIH, the Company and the Guarantors believe are reliable and accurate.

(aa)                No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or quoted in a U.S. automated inter-dealer quotation system.

(bb)              Assuming the accuracy of the Purchasers’ representations and undertakings set forth in Section 4 hereof, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S under the Securities Act (“Regulation S”) thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(cc)                None of PIH, the Company, any Guarantor or any of their respective affiliates, nor to their knowledge, any person acting on its or their behalf (other than the Purchasers, as to whom no representation is made) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. PIH, the Company, the Guarantors and their respective affiliates and any person acting on its or their behalf (other than the Purchasers, as to whom no representation is made) have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

(dd)              None of PIH, the Company or any of the Company’s subsidiaries nor any agent thereof acting on the behalf of them (other than the Purchasers, as to whom no representation is made) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ee)                No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

(ff)                    No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by PIH, the Company, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom PIH, the Company and the Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

(gg)              None of PIH, the Company, the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Offered Securities or the Guarantees.

(hh)              Assuming the accuracy of the Purchasers’ representations and undertakings set forth in Section 4 hereof, the Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

(ii)                      The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

(jj)                      No registration under the Securities Act of the Offered Securities or the Guarantees is required for the sale of the Offered Securities and the Guarantees to the Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Purchasers’

representations set forth in Section 4 hereof, and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(kk)                None of PIH, the Company or any of the Company’s subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such party or any of its subsidiaries is a party or by which such party or any of its subsidiaries or their respective property is bound, except for such violations or defaults as would not individually or in the aggregate have a Material Adverse Effect.

3.                           Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuer, at a purchase price of 96.717% of the principal amount thereof plus accrued interest from September 30, 2005 to the Closing Date the principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Issuer will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S in the form of one or more permanent global Securities in registered form (the “Regulation S Global Securities”) that will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The Issuer will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Rule 144A (“Rule 144A”) under the Securities Act in the form of one or more permanent global securities in definitive form (the “144A Securities”), and together with the Regulation S Global Securities, the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the 144A Securities shall be assigned separate CUSIP numbers. Interests in any Global Securities will be held only in book-entry form through DTC, as the case may be, except in the limited circumstances described in the Offering Circular.

Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Issuer at the office of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 at 10:00 A.M. (New York time), on September 30, 2005 or at such other time not later than seven full business days thereafter as CSFB and the Issuer determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Global Securities. The Global Securities will be made available for checking at the above office of Weil, Gotshal & Manges LLP at least 24 hours prior to the Closing Date.

4.                           Representations by Purchasers; Resale by Purchasers.

(a)                      Each Purchaser severally represents and warrants to the Issuer that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)                     Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A) and in accordance with Rule 144A or in accordance with Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)                      Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

(d)                     Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e)                      Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company and any Guarantor; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5.                           Certain Agreements of the Issuer and the Guarantors. Each of the Issuer and the Guarantors, jointly and severally, agrees with the several Purchasers that:

(a)                      The Issuer will advise CSFB promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFB’s consent, such consent not to be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFB’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b)                     The Issuer will furnish to CSFB copies of any Preliminary Offering Circular, the Offering Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB requests and the Issuer will furnish to CSFB on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Issuer, one of which will include the independent accountants’ reports therein manually signed by such independent accountants. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will promptly furnish or cause to be furnished upon request of CSFB, the other Purchasers or holders and prospective purchasers of the Offered Securities copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuer will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)                      The Issuer will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or province.

(d)                     To the extent not publicly available on the Commission’s website, during the period of five years hereafter, the Issuer will furnish, upon request, to CSFB and each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of their annual reports to stockholders for such year.

(e)                      During the period of two years after the Closing Date, the Issuer will, upon request, furnish to CSFB, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f)                        During the period of two years after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by it unless such Offered Securities are sold in a transaction registered under the Securities Act.

(g)                     During the period of two years after the Closing Date, the Issuer will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h)                     The Issuer and the Guarantors will, jointly and severally, pay all expenses incidental to the performance of their obligations under the Operative Documents, including (i) the fees and expenses of the Trustee and its professional advisors; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities and (vii) for expenses incurred in distributing Preliminary Offering Circulars and the Offering Circular (including any amendments and supplements thereto) to the Purchasers. The Issuer and the Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Issuer’s and Company’s officers and employees and any other expenses of the Issuer and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers; provided, however the Purchasers shall pay 50% of the cost relating to a chartered aircraft to be used by the Purchasers and the Issuers in connection with meetings with prospective purchasers.

(i)                         In connection with the offering, until CSFB shall have notified the Issuer and the other Purchasers of the completion of the resale of the Offered Securities, neither the Issuer nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(j)                         For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, neither the Issuer nor any Guarantor will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than as contemplated by the Registration Rights Agreement and as provided for in the Offering Document) relating to, any United States dollar-denominated debt securities issued or guaranteed by the Issuer or any Guarantor and having a maturity of more than one year from the date of issue (other than the Exchange Securities or Guarantees thereof), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB. Neither the Issuer nor any Guarantor will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

(k)                      The Issuer will use the net proceeds from the sale of the Offered Securities in the manner described in the Offering Document under the caption “Use of Proceeds.”

6.                           Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors herein, to the accuracy of the statements of officers of the Issuer and any Guarantor made pursuant to the provisions hereof, to the performance by the Issuer and each Guarantor of their obligations hereunder and to the following additional conditions precedent:

(a)                      The Purchasers shall have received a letter, dated the date of this Agreement, of Deloitte & Touche LLP, in form and substance satisfactory to the Purchasers, concerning certain financial information for the fiscal year 2004 with respect to Holdings set forth in the Offering Document.

(b)                     The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP, in form and substance satisfactory to the Purchasers, concerning certain financial information for the fiscal years 2000, 2001, 2002 and 2003 with respect to Holdings set forth in the Offering Document.

(c)                      Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise that, in the judgment of a majority in interest of the Purchasers, including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or the Guarantors by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Guarantors (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or the Guarantors have been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers, including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company or the Guarantors on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers, including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(d)                     The Purchasers shall have received an opinion dated the Closing Date, of Weil, Gotshal & Manges LLP counsel for the Company in the form set forth on Exhibit A hereto.

(e)                      The Purchasers shall have received an opinion, dated the Closing Date, of Jeffrey Muller, Vice President, Human Resources and General Counsel for the Company, in the form set forth on Exhibit B hereto.

(f)                        The Purchasers shall have received from O’Melveny & Myers LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of PIH, the Company and the Guarantors, with respect to the validity of the Offered Securities, the Guarantee, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Issuer to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may require, and the Issuer and Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)                     The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement, insofar as they relate to the Company, are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Offering Document or as described in such certificate.

(h)                     The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of PIH in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of PIH in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(i)                         The Issuer and the Guarantors shall deliver to the Purchasers, among other documents and certificates as the Purchasers shall reasonably request, Secretary’s Certificates, dated the Closing Date, reasonably satisfactory to the Purchasers that shall include the following documents with respect to the Company and each of the Guarantors: (a) certificates of incorporation, (b) by-laws, (c) resolutions of the Board of Directors of each entity, (d) certificates of good standing from the jurisdiction of incorporation or organization of each such entity and (e) certificates of good standing and/or qualifications to do business as a foreign corporation in such jurisdictions as the Purchasers’ reasonably request.

(j)                         The Purchasers shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(k)                      On or prior to the Closing Date, the Issuer and the Guarantors shall have executed the Registration Rights Agreement and the Purchasers shall have received a copy thereof; the Issuer, the Guarantors and the Trustee shall have entered into the Indenture and the Purchasers shall have received copies, conformed as executed, thereof.

(l)                         The Company and the Guarantors shall have executed counterparts of this Agreement and the Purchasers shall have received copies, conformed as executed, thereof.

(m)                   On or prior to the Closing Date, the Issuer shall have provided to the Purchasers and counsel to the Purchasers true and correct executed copies of all Transaction Documents executed and delivered on or prior to such date (including but not limited to all legal opinions delivered in connection therewith).

(n)                     On the Closing Date, the Acquisition, the Mergers and the related transactions (including borrowings under the New Credit Facility and the Equity Contribution) shall have been consummated as described in the Offering Document.

(o)                     The New Credit Facility (as defined in the Offering Document), which contains terms similar in all material respects to those described in the Offering Document, shall have become effective in accordance with its terms and there shall exist at and as of the Closing Date (after giving effect to the Transactions contemplated by this Agreement and the application of the proceeds received by the Issuers from the sale of the Offered Securities) no condition that would constitute an Event of Default (as defined in the Credit Agreement) under the Credit Agreement.

PIH, the Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

                       7.                          Indemnification and Contribution. (a) The Issuer and Guarantors will, jointly and severally, indemnify and hold harmless each Purchaser, its partners, members, affiliates, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary confidential offering circular or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any of the Purchasers specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, further, however, that the foregoing indemnity agreement with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Purchaser, its officers, partners, members or directors (or any person controlling any Purchaser within the meaning of Section 15 of the Securities Act) with respect to any losses, claims, damages or liabilities arising out of or based upon (x) any untrue statement or alleged untrue statement of any material fact in the Preliminary Offering Circular or (y) the omission or alleged omission to state in the Preliminary Offering Circular a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if: (1) the Company furnished sufficient copies to the Purchasers of the Offering Circular on a timely basis to permit delivery of the Offering Circular to all persons purchasing Offered Securities from the Purchasers in the initial resale of such Offered Securities (such persons, the “Initial Resale Purchasers”) at or prior to the written confirmation of the sale of the Offered Securities to such person; (2) the Initial Resale Purchaser asserting such losses, claims, damages or liabilities purchased Offered Securities in the initial resale from the Purchasers and a copy of the Offering Circular was not sent or given by or on behalf of such Purchaser to such Initial Resale Purchaser; and (3) the Offering Circular would have cured the defect giving rise to such losses, claims, damages or liabilities.

(b)                     Each Purchaser will severally and not jointly indemnify and hold harmless the Company, the Guarantors and their respective directors and officers and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act (“Controlling Persons”), against any losses, claims, damages or liabilities to which the Company, any of the Guarantors or their respective directors, offices or Controlling Persons may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchasers through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or the Guarantors in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the sixth, ninth and tenth paragraphs, the first sentence of the third paragraph and the fourth sentence of the eighth paragraph, in each case under the caption “Plan of Distribution”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s or any Guarantor’s failure to perform its obligations under Section 5(a) of this Agreement.

                       (c)                     Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                     If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Company or the Guarantors under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities sold by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)          The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

8.                           Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

9.                           Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or any Guarantor or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clauses (iii), (iv), (vi), (vii) and (viii) of Section 6(c), the Company and Guarantors, will, jointly and severally, reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.                     Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at Panolam Industries International, Inc., 20 Progress Drive, Shelton, Connecticut, 06484, Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

11.                     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company and the Guarantors as if such holders were parties hereto.

12.                     Representation of Purchasers. CSFB will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CSFB will be binding upon all the Purchasers.

13.                     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.                     Absence of Fiduciary Relationship. The Issuer and Guarantors, jointly and severally, acknowledge and agree that:

(a)                      the Representatives have been retained solely to act as initial purchasers in connection with the sale of Company’s securities and that no fiduciary, advisory or agency relationship between Company or any Guarantor and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising Company on other matters;

(b)                     the price of the securities set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                      they have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of Company and that the Representatives have no obligation to disclose such interests and transactions to Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                     they waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to Company or any Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of Company, including stockholders, employees or creditors of Company.

15.                     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

16.                     The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of, the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,
PIH ACQUISITION CO.
by:	/s/ Darren J. Gold
Name: Darren J. Gold Title: President

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
by:	/s/ Ted Iantuono
Name: Ted Iantuono Title: Managing Director

JEFFERIES & COMPANY, INC.

by:	/s/ M. Brent Stevens
Name: M. Brent Stevens Title: Executive Vice President